SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Microvision, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MICROVISION, INC.

NOTICE OF 2004 ANNUAL MEETING

June 9, 2004

Dear Microvision Shareholder:

The Annual Meeting of Shareholders of Microvision, Inc. (the “Company”), will be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington on June 9, 2004, at 9:00 a.m. for the following purposes:

1.	To elect eight directors to serve until the next annual meeting; and

2.	To conduct any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

Details of the business to be conducted at the meeting are more fully described in the accompanying Proxy Statement. Please read it carefully before casting your vote.

If you were a shareholder of record on April 23, 2004, you will be entitled to vote on the above matters. A list of shareholders as of the record date will be available for shareholder inspection at the headquarters of the Company, 19910 North Creek Parkway, Bothell, Washington 98011, during ordinary business hours, from May 30, 2004 to the date of our Annual Meeting. The list also will be available for inspection at the Annual Meeting.

Important!

Whether or not you plan to attend the annual meeting, your vote is very important.

After reading the enclosed Proxy Statement, you are encouraged to vote by (1) toll-free telephone call, (2) the Internet or (3) completing, signing and dating the enclosed proxy card and returning it as soon as possible in the accompanying postage prepaid (if mailed in the U.S) return envelope. If you are voting by telephone or the Internet, please follow the instructions on the proxy card. You may revoke your proxy at any time before it is voted by following the instructions provided below.

If you need assistance voting your shares, please call

Investor Relations at (425) 415-6847

The Board of Directors recommends a vote FOR election of eight directors.

At the meeting, you will have an opportunity to ask questions about the Company and its operations. You may attend the meeting and vote your shares in person even if you return your proxy card or vote by telephone or Internet. Your proxy (including a proxy granted by telephone or the Internet) may be revoked by sending in another signed proxy card with a later date, sending a letter revoking your proxy to the Company’s Secretary in Bothell, Washington, voting again by telephone or Internet, or attending the Annual Meeting and voting in person.

We look forward to seeing you. Thank you for your ongoing support of and interest in Microvision, Inc.

Sincerely,

Richard F. Rutkowski Chief Executive Officer

April 29, 2004

Bothell, Washington

MICROVISION, INC.

19910 North Creek Parkway

Bothell, Washington 98011

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS

June 9, 2004

i

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did you send me this Proxy Statement?

A:	We sent you this Proxy Statement and the enclosed proxy card because the board of directors of the Company (the “Board” or the “Board of Directors”) is soliciting your proxy to vote at the 2004 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington on June 9, 2004, at 9:00 a.m.

This Proxy Statement summarizes the information regarding the matters to be voted upon at the Annual Meeting. You do not need to attend the Annual Meeting, however, to vote your shares. You may simply complete, sign, and return the enclosed proxy card or vote your shares by telephone or over the Internet in accordance with the instructions contained on the proxy card.

On April 23, 2004, our “record date” for determining shareholders entitled to vote at the Annual Meeting, there were 21,495,939 shares of common stock of the Company outstanding. If you owned shares of our common stock at the close of business on the record date, you are entitled to one vote for each share of common stock you owned as of that date. We began mailing this Proxy Statement on or about April 29, 2004 to all shareholders entitled to vote their shares at the Annual Meeting.

Q:	How many votes do I have?

A:	You have one vote for each share of common stock that you owned on the record date. The proxy card will indicate the number of shares.

Q:	How do I vote by proxy?

A:	If you properly cast your vote by either executing and returning the enclosed proxy card or by voting your proxy by telephone or via the Internet, and your vote is not subsequently revoked by you, your vote will be voted in accordance with your instructions. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board “FOR” electing all eight nominees for Director.

If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time we printed this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

Q:	May my broker vote for me?

A:	Under the rules of the National Association of Securities Dealers, if your broker holds your shares in its “street” name, the broker may vote your shares on routine matters even if it does not receive instructions from you. At the Annual Meeting your broker may, without instructions from you, vote on the proposal to elect directors.

Q:	What are abstentions and broker non-votes?

A:	An abstention represents the action by a shareholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a shareholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares, or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.

Q:	May I revoke my proxy?

A:	Yes. You may change your mind after you send in your proxy card or vote your shares by telephone, via the Internet or at the Annual Meeting by following these procedures. To revoke your proxy:

•	Send in another signed proxy card with a later date;

•	Send a letter revoking your proxy to Microvision’s Secretary at the Company’s offices in Bothell, Washington;

•	Vote again by telephone or Internet; or

•	Attend the Annual Meeting and vote in person.

Q:	How do I vote in person?

A:	If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from that broker, bank, or nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the shares on April 23, 2004, the record date for voting. Alternatively, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

Q:	What is the quorum requirement for the meeting?

A:	The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	What vote is required to approve the election of directors?

A:	The eight nominees for director who receive the most votes will be elected. So, if you do not vote for a nominee, or you “withhold authority to vote” for a nominee, your vote will not count either “for” or “against” the nominee. Abstentions and “broker non-votes” will have no effect on the outcome of voting for directors.

Q:	Is voting confidential?

A:	We keep all the proxies and ballots private as a matter of practice.

Q:	What are the costs of soliciting these proxies?

A:	The Company will pay all the costs of soliciting these proxies. In addition to the solicitation of proxies by mail, our officers and employees also may solicit proxies by telephone, fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees, and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Q:	Who should I call if I have any questions?

A:	If you have any questions about the Annual Meeting, voting or your ownership of Microvision common stock, please call us at (425) 415-6847 or send an e-mail to ir@microvision.com.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal—Election Of Directors

The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations of the Company. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives, and our principal advisers by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve.

In September 2003, Jacob Brouwer resigned from the Board of Directors. Mr. Brouwer currently serves as an advisor to the Board. In September 2003, Slade Gorton was named to our Board of Directors. In December 2003, William Owens resigned from the Board of Directors. We currently have one vacancy on our Board of Directors, and the Board of Directors continues to seek, from time to time, additional board members to fill any vacancies who bring expertise in technology, commercialization, and distribution. Until the vacancy is filled, our Board of Directors will consist of the members who are elected at the Annual Meeting to serve until their successors are duly elected and qualified at the next annual meeting of shareholders, unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Proxies cannot be voted for a greater number of persons than the number of nominees named.

If any nominee is unable to stand for election, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. All of the nominees are currently directors of the Company. The Company is not aware that any nominee is or will be unable to stand for election.

Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the nominees listed below. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES NAMED BELOW AS DIRECTORS OF THE COMPANY.

Set forth below are the name, position held and age of each of the nominees for director of the Company. The principal occupation and recent employment history of each of the nominees are described below, and the number of shares of common stock beneficially owned by each nominee as of April 23, 2004, is set forth on pages 18 and 19.

Name	Age	Position
Richard F. Rutkowski(3)	48	Chief Executive Officer, Director
Stephen R. Willey	50	President, Director
Jacqueline Brandwynne(1)(3)(4)*	66	Director
Richard A. Cowell(2)(4)*	56	Director
Slade Gorton(4)*	76	Director
Walter J. Lack(1)(2)(3)(4)*	56	Chairman of the Board, Director
Robert A. Ratliffe(1)(4)*	43	Director
Dennis Reimer(1)(2)(4)*	64	Director

*	Independent Directors
(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Finance Committee
(4)	Member of the Nominating and Corporate Governance Committee

Richard F. Rutkowski has served as Chief Executive Officer of the Company since September 1995 and as a director since August 1995. Mr. Rutkowski served as the Company’s President from July 1996 to August 2002. From November 1992 to May 1994, Mr. Rutkowski served as Executive Vice President of Medialink Technologies Corporation (formerly Lone Wolf Corporation), a developer of high-speed digital networking technology for multimedia applications in audio-video computing, consumer electronics, and telecommunications. From February 1990 to April 1995, Mr. Rutkowski was a principal of Rutkowski, Erickson, Scott, a consulting firm. Mr. Rutkowski is a director of Lumera Corporation, a consolidated subsidiary of the Company.

Stephen R. Willey has served as President of the Company since August 2002 and as a director since June 1995. Mr. Willey served as the Company’s Executive Vice President from October 1995 to August 2002, and an Industrial Fellow for the University of Washington’s HIT Lab from October 1993 to October 1996. From January 1994 to April 1996, Mr. Willey served as an outside consultant to the Company through The Development Group, Inc. (“DGI”), a business and technology consulting firm founded by Mr. Willey in 1985. Mr. Willey served as Division Manager CREO Products, Inc., an electro-optics equipment manufacturer, from June 1989 to December 1992. Mr. Willey serves as a director of Pro.Net Communications, Inc., AirIQ, Inc., and eVenture Capital Corporation.

Jacqueline Brandwynne has served as a director of the Company since October 2000. Ms. Brandwynne is President and CEO of Brandwynne Corporation, a business focusing on marketing healthcare products. Ms. Brandwynne founded Brandwynne Corporation in 1981. Ms. Brandwynne also owns and manages Very Private, a specialized consumer products and media company. Ms. Brandwynne is a business strategist with over twenty-five years of experience working with companies including Citicorp, where she was the Global Business Strategist, American Cyanamid, Bristol Myers/Clairol, Revlon, National Liberty Life, Seagram & Sons, and Neutrogena. She serves on several not-for-profit Boards, including the California Institute of the Arts, the Los Angeles Opera, and Amici Degli Uffici in Florence, Italy.

Colonel Richard A. Cowell, USA, (Ret.) has served as a director of the Company since August 1996. Colonel Cowell is a Principal at Booz Allen Hamilton, Inc. where he is involved in advanced concepts development and technology transition, joint and service experimentation, and the interoperability and integration of command and control systems for Department of Defense and other agencies. Prior to joining Booz Allen Hamilton, Inc. in March of 1996, Colonel Cowell served in the United States Army for 25 years. Immediately prior to his retirement from the Army, Colonel Cowell served as Director of the Louisiana Maneuvers Task Force reporting directly to the Chief of Staff, Army. Colonel Cowell has authored and received awards for a number of documents relating to the potential future capabilities of various services and agencies.

Slade Gorton joined the company as a director in September 2003. Mr. Gorton is currently Of Counsel at the law firm of Preston Gates & Ellis LLP. Prior to joining the firm, he represented Washington State in the United States Senate for 18 years. Mr. Gorton began his political career in 1958 as a Washington State Representative and went on to serve as State House Majority Leader. In 1968 he was elected Attorney General of Washington State where he served until 1980. Mr. Gorton also served on the President’s Consumer Advisory Council (1975-77), the Washington State Criminal Justice Training Commission (1969-1981), the National Commission on Federal Election Reform (2001), and was chairman of the Washington State Law & Justice Commission (1969-76). Mr. Gorton also served in the U.S. Army, U.S. Air Force, and the U.S. Air Force Reserves. Mr. Gorton is currently a Commissioner on the National Commission on Terrorist Attacks upon the United States (“9-11 Commission”).

Walter J. Lack has served as a director of the Company since August 1995. Mr. Lack is a partner of Engstrom, Lipscomb & Lack, a Los Angeles, California law firm that he founded in 1974. Mr. Lack has acted as a special arbitrator for the Superior Court of the State of California since 1976 and for the American Arbitration Association since 1979. He is a member of the International Academy of Trial Lawyers and an Advocate of the American Board of Trial Advocates. Mr. Lack also serves as a director of HCCH Insurance Holdings, Inc., a multinational insurance company listed on The New York Stock Exchange. He is a director of SUPERGEN, Inc., a pharmaceutical company listed on Nasdaq, dedicated to the development of products for the treatment of various cancers. He is also a director of Spectrum Laboratories, Inc. Mr. Lack has been involved in a number of start-up companies, both as an investor and as a director.

Robert A. Ratliffe has served as a director of the Company since July 1996. Mr. Ratliffe is currently Vice President, Portfolio Management of Kennedy Associates Real Estate Counsel, Inc., a full service institutional real estate investment advisor. From 1996 through April 2003, Mr. Ratliffe was Vice President and principal of Eagle River, Inc., an investment company specializing in the telecommunications and technology sectors, and held various management positions for the firm’s portfolio companies. From 1986 to 1996, Mr. Ratliffe served as Senior Vice President, Communications, for AT&T Wireless Services, Inc., and its predecessor, McCaw Cellular Communications, Inc., where he also served as Vice President of External Affairs and as Vice President of Acquisitions and Development. Prior to joining McCaw Cellular Communications, Inc., Mr. Ratliffe was a Vice President with Seafirst Bank.

General Dennis J. Reimer, USA, (Ret.) has served as a director of the Company since February 2000. General Reimer is the Director of the National Memorial Institute for the Prevention of Terrorism. General Reimer became the 33rd Chief of Staff, U.S. Army on June 20, 1995. Prior to that, he was the Commanding General of the United States Army, Forces Command, Fort McPherson, Georgia. During his military career he has commanded soldiers from company to Army level. General Reimer served in a variety of joint and combined assignments and has served two combat tours in Vietnam. He also served in Korea as the Chief of Staff, Combined Field Army and Assistant Chief of Staff for Operations and Training, Republic of Korea/United States Combined Forces Command. He served three other tours at the Pentagon as aide-de-camp to the Army Chief of Staff, General Creighton Abrams, as the Deputy Chief of Staff for Operations and Plans for the Army during Desert Storm, and as Army Vice Chief of Staff. General Reimer serves on the boards of DRS Technologies, Inc., Plato Learning Inc., and Mutual of America Life Insurance Company.

Board Meetings and Committees

The Board of Directors met six times during 2003. Each director attended at least 75% of the aggregate meetings of the Board and meetings of the Board committees on which they served. The Board also approved certain actions by unanimous written consent. The Company has adopted a policy that each of the Company’s Directors be requested to attend the Company’s Annual Meeting each year. All Directors attended the Company’s Annual Meeting in 2003.

Independence Determination

No Director will be deemed to be independent unless the Board affirmatively determines that the Director has no material relationship with the Company, directly or as an officer, share owner, or partner of an organization that has a relationship with the Company. The Board observes all criteria for independence set forth in the Nasdaq listing standards and other governing laws and regulations.

In its annual review of Director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable, or other business relationships any Director may have with the Company. As a result of its annual review, the Board has determined that all of the Directors, with the exception of Richard F. Rutkowski and Stephen R. Willey, are independent. The Independent Directors are identified by an asterisk on the preceding table which lists each of the Directors.

Committees

The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Finance Committee. The Board of Directors has adopted a written charter for each of these Committees with the exception of the Finance Committee. The full text of each charter is available on the Company’s website located at www.microvision.com. Additionally, a copy of the Audit Committee Charter is attached as Appendix A hereto.

The Audit Committee

The Audit Committee assists the Board of Directors by monitoring and overseeing: (1) the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, (2) the integrity of the financial statements of the Company, (3) compliance by the Company with legal and regulatory requirements, and (4) the performance of the Company’s internal finance and accounting personnel and its independent auditors. Messrs. Cowell, Lack, and Reimer currently serve on the Audit Committee, with Mr. Cowell serving as Chairman. The Audit Committee met five times during 2003. Additional information relating to the Audit Committee appears below under the heading “Audit Committee Report,” beginning on page 26.

The Compensation Committee

The Compensation Committee makes decisions on behalf of, and recommendations to, the Board regarding salaries, incentives and other forms of compensation for directors, officers, and other key employees, and administers policies relating to compensation and benefits. The Compensation Committee also serves as the Plan Administrator for our stock option plans. The Compensation Committee’s Report on Executive Compensation for 2003 is set forth below beginning on page 14. Messrs. Lack, Ratliffe, and Reimer and Ms. Brandwynne currently serve as members of the Compensation Committee, with Mr. Lack serving as Chairman. The Compensation Committee met two times during 2003.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee: (1) counsels the Board of Directors with respect to Board and Committee structure and membership, and (2) reviews and develops the Company’s corporate governance guidelines. In fulfilling its duties, the Nominating and Corporate Governance Committee, among other things, will:

•	Establish criteria for nomination to the Board and its committees, taking into account the composition of the Board as a whole;

•	Identify, review, and recommend Director candidates for the Board;

•	Recommend Directors for election at the Annual Meeting of Shareholders and to fill new or vacant positions;

•	Establish policies with respect to the process by which shareholders of the Company may recommend candidates to the Nominating and Corporate Governance Committee for consideration for nomination as a Director;

•	Assess and monitor, with Board involvement, the performance of the Board; and

•	Recommend Directors for membership on Board Committees.

The Nominating and Corporate Governance Committee is composed of all of the Independent Directors of the Company (Ms. Brandwynne, Mr. Cowell, Mr. Gorton, Mr. Lack, Mr. Ratliffe, and Mr. Reimer), with Mr. Reimer serving as the chairman. The Nominating and Corporate Governance Committee was formed in February 2004.

The Nominating and Corporate Governance Committee will consider recommendations for directorships submitted by shareholders, or groups of shareholders, that have beneficially owned at least 5% of the Company’s outstanding shares of common stock for at least one year prior to the date the nominating shareholder submits a candidate for nomination as a Director. A nominating shareholder or group of nominating shareholders may submit only one candidate for consideration. Shareholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of Director should submit their request in writing no later than the 120th calendar day before the anniversary of the date the prior year’s annual meeting proxy statement was released to shareholders. Such written requests should be submitted to the Nominating and Corporate Governance Committee care of the Corporate Secretary, Microvision, Inc., 19910 North Creek Parkway, P.O. Box 3008, Bothell, Washington, 98041, and must contain the following information:

•	The name, address, and number of shares of common stock beneficially owned by the nominating shareholder and each participant in a nominating shareholder group (including the name and address of all beneficial owners of more than 5% of the equity interests of an nominating shareholder or participant in a nominating shareholder group);

•	A representation that the nominating shareholder, or nominating shareholder group, has been the beneficial owner of more than 5% of the Company’s outstanding shares of common stock for at least one year and will continue to beneficially own at least 5% of the Company’s outstanding shares of common stock through the date of the annual meeting;

•	A description of all relationships, arrangements, or understandings between or among the nominating shareholder (or any participant in a nominating shareholder group) and the candidate or any other person or entity regarding the candidate, including the name of such person or entity;

•	All information regarding the candidate that the Company would be required to disclose in a proxy statement filed pursuant to the rules and regulations of the Securities and Exchange Commission with respect to a meeting at which the candidate would stand for election;

•	Confirmation that the candidate is independent, with respect to the Company, under the independence requirements established by the Company, the Securities and Exchange Commission, and Nasdaq listing requirements, or, if the candidate is not independent with respect to the Company under all such criteria, a description of the reasons why the candidate is not independent;

•	The consent of the candidate to be named as a nominee and to serve as a member of the Board if nominated and elected;

•	A representation signed by the candidate that if elected he or she will: (1) represent all shareholders of the Company in accordance with applicable laws, and the Company’s certificate of incorporation, by-laws, and other policies; (2) comply with all rules, policies, or requirements generally applicable to non-employee directors; and (3) upon request, complete and sign customary Directors and Officers Questionnaires.

In its assessment of each potential candidate, the Nominating and Corporate Governance Committee will review the nominee’s judgment, experience, independence, understanding of the Company’s or other related industries and such other factors the Nominating and Corporate Governance Committee determines are pertinent in light of the current needs of the Board. The Nominating and Corporate Governance Committee will also take into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities.

Nominees may be suggested by Directors, members of management, and, as described above, by shareholders. In identifying and considering candidates for nomination to the Board, the Nominating and Corporate Governance Committee considers, in addition to the requirements set out in the Nominating and Corporate Governance Committee charter, quality of experience, the needs of the Company and the range of talent and experience represented on the Board.

The Finance Committee

The Finance Committee makes recommendations to the Board on matters related to financing and our capitalization. Messrs. Rutkowski and Lack and Ms. Brandwynne are the current members of the Finance Committee, with Mr. Rutkowski serving as Chairman. The Finance Committee did not meet during 2003.

Shareholder Communication with the Board of Directors

The Company has adopted written procedures establishing a process by which shareholders of the Company can communicate with the Board of Directors regarding various topics related to the Company. A shareholder desiring to communicate with the Board should send his or her written message to the Board of Directors care of the Corporate Secretary, Microvision, Inc., 19910 North Creek Parkway, P.O. Box 3008, Bothell, Washington, 98041. Each submission will be forwarded, without editing or alteration, by the Secretary to the Board on or prior to the next scheduled meeting of the Board. The Board will determine the method by which such submission will be reviewed and considered. The Board may also request the submitting shareholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such shareholder.

Director Compensation

Pursuant to the Independent Director Stock Option Plan (the “Director Plan”), each Independent Director is granted a nonstatutory option to purchase 15,000 shares of common stock on the date on which he or she is elected or appointed to the Board of Directors. These options are fully vested and immediately exercisable upon the date of grant. Each Independent Director also receives, upon his or her initial appointment or election and upon each subsequent reelection to the Board of Directors, an option to purchase 15,000 shares that will vest in full on the earlier of (i) the day prior to the date of the Company’s annual meeting of shareholders next following the date of grant, or (ii) one year from the date of grant, provided the Independent Director continues to serve as a director on the vesting date. If an Independent Director ceases to be a director for any reason other than death or disability before his or her term expires, then any outstanding unvested options issued under the Director Plan to such Independent Director will be forfeited. Options vested as of the date of termination are exercisable through the date of expiration. The exercise price is equal to the average closing price of the Company’s common stock as reported on the Nasdaq National Market during the ten trading days prior to the date of grant. The options expire on the tenth anniversary of the date of grant.

In addition, each Independent Director receives the following cash compensation for his or her service as a director:

•	A fee of $10,000 that accrues as of the date of appointment or election to the Board of Directors, and as of the date of each subsequent reelection;

•	A fee of $1,000 per Board meeting attended by the director; and

•	A fee of $1,500 for the committee chair or $1,000 per committee member for each committee meeting attended by the director that is held on a day other than a day on which a Board meeting is held.

All directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors.

Compensation Committee Interlocks And Insider Participation

The Compensation Committee is composed entirely of the following Independent Directors: Dennis Reimer, Jacqueline Brandwynne, Walter J. Lack, and Robert A. Ratliffe.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our Directors, executive officers, and greater than 10% shareholders file reports with the SEC relating to their initial beneficial ownership of the Company’s securities and any subsequent changes. They must also provide us with copies of the reports.

Based on copies of reports furnished to us, we believe that all of these reporting persons complied with their filing requirements during 2003, except that: Messrs. Raisig and Wilson, both executive officers of the Company, each belatedly filed one Statement of Changes in Beneficial Ownership of Securities on form 4, reporting six and nine transactions respectively; Messrs. Lee and McIntyre, both executive officers of the Company, each belatedly filed two Statements of Changes in Beneficial Ownership of Securities on form 4, reporting eight and seven transactions respectively; and Mr. Willey, a director of the Company, belatedly filed one Statement of Changes in Beneficial Ownership of Securities on form 4, reporting four transactions.

The Company has adopted a code of ethics applicable to the Company’s Directors, officers (including the Company’s principal executive officer, principal financial officer, and principal accounting officer), and employees, known as the Code of Ethics. The Code of Ethics is available on the Company’s website. In the event we amend or waive any of the provisions of the Code of Ethics applicable to our principal executive officer, principal financial officer, or principal accounting officer, we intend to disclose the same on the Company’s website at www.microvision.com.

OTHER BUSINESS

We know of no other matters to be voted on at the Annual Meeting or any adjournment or postponement of the meeting. If, however, other matters are presented for a vote at the meeting, the proxy holders (the individuals designated on the proxy card) will vote your shares according to their judgment on those matters.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive officers are appointed by our Board of Directors and hold office until their successors are elected and duly qualified. In addition to Messrs. Rutkowski and Willey, who also serve as Directors of the Company, the following persons serve as executive officers of the Company:

Richard A. Raisig, age 56, has served as Chief Financial Officer of the Company since August 1996. Mr. Raisig served as the Company’s Secretary from April 1998 to May 2002 and as a Director of the Company from March 1996 to August 2002. From June 1995 to August 1996, Mr. Raisig was Chief Financial Officer of Videx Equipment Corporation, a manufacturer and rebuilder of wire processing equipment for the cabling industry. From July 1992 to May 1995, Mr. Raisig was Chief Financial Officer and Senior Vice President-Finance for Killion Extruders, Inc., a manufacturer of plastic extrusion equipment. From February 1990 to July 1992, Mr. Raisig was Managing Director of Crimson Capital Company, an investment banking firm. Prior to 1990, Mr. Raisig was a Senior Vice President of Dean Witter Reynolds, Inc. Mr. Raisig is a Certified Public Accountant.

Dr. V. G. Veeraraghavan, age 53, has served as Senior Vice President, Research & Product Development of the Company since July 2001. Prior to joining the Company, from 1998 to 2001, Dr. Veeraraghavan served in senior management with Standard MEMS, a MEMS semiconductor fabrication, end-product packaging and systems integration firm. During his service with Standard MEMS, Dr. Veeraraghavan was, first, Vice President of its operations wafer foundry responsible for engineering and production of MEMS wafers and, second, was Vice President Business Development. From 1991 to 1998, Dr. Veeraraghavan served in various management positions at Lexmark International, Inc., a developer and manufacturer of novel color laser and inkjet solutions. Dr. Veeraraghavan holds an M.S. and a Doctorate in Materials Engineering from Purdue University and an M.B.A. from the University of Kentucky. He also received a B.S. in Science from the University of Madras (India) and a B.S. in Metallurgy from the Indian Institute of Science.

Andrew U. Lee, age 52, has served as Vice President, Sales of the Company since 1997. Prior to joining the Company, from 1992 to 1997, Mr. Lee was Senior Director, National Systems Sales for AEI Music Network, Inc., the largest audio-visual systems integrator in the United States. From 1988 to 1991, Mr. Lee was Vice President of Sales and Marketing for ADB Industries, Inc., a manufacturer of precision mechanical assemblies for the medical, defense, and aerospace industries. Mr. Lee holds a B.S. in Political Science from the University of California at Berkeley.

Todd R. McIntyre, age 42, has served as Senior Vice President of Business Development since November 2003 and as Vice President of Business Development of the Company from January 1996 to November 2003. Mr. McIntyre’s experience in emerging markets includes business development and marketing with development stage companies in a variety of technology segments including wireless telecommunications products and services, internet software products, and digital and print media. Mr. McIntyre holds an M.B.A. from Stanford University and a B.A. from Hendrix College.

Thomas E. Sanko, age 49, has served as Vice President of Marketing and Product Management of the Company since February 2001. Prior to joining the Company, from 1999 to 2001, Mr. Sanko was a consultant to Guidant Corp., a manufacturer of cardiovascular surgery products. From 1996 to 1999, Mr. Sanko was Business Manager at InControl, Inc., a manufacturer of electrophysiology products. Prior to 1996, Mr. Sanko served as Director of Marketing for Heart Technology, Inc., and earlier, for Davis and Geck. Both companies are medical device manufacturers. Mr. Sanko has an M.B.A. from the University of Michigan and a B.S. in Mechanical Engineering from the University of Pittsburgh.

Thomas M. Walker, age 39, has served as Vice President, General Counsel, and Secretary of the Company since May 2002. Prior to joining the Company, Mr. Walker served as Senior Vice President, General Counsel, and Secretary of Advanced Radio Telecom Corp., a publicly held technology and services company where he managed domestic and international legal affairs from April 1996 to April 2002. Prior to that, Mr. Walker advised publicly and privately held businesses while practicing in the Los Angeles offices of the law firms of Pillsbury Winthrop and Buchalter, Nemer Fields and Younger. Mr. Walker holds a B.A. from Claremont McKenna College and a J.D. from the University of Oregon.

Jeff T. Wilson, age 43, has served as Vice President, Accounting of the Company since April 2002, as Controller and Principal Accounting Officer of the Company since August 1999 and as Director of Accounting of the Company from August 1999 to March 2002. Prior to joining the Company, from 1991 to 1999 Mr. Wilson served in various accounting positions for Siemens Medical Systems, Inc., a developer and manufacturer of medical imaging equipment. Prior to 1991, Mr. Wilson served as a manager with the accounting firm Price Waterhouse (currently PricewaterhouseCoopers LLP). Mr. Wilson is a certified public accountant. Mr. Wilson holds a B.S. in Accounting from Oklahoma State University.

Executive Compensation

The following table sets forth the compensation awarded or paid to or earned by our Chief Executive Officer and our next four most highly compensated executive officers (the “Named Executive Officers”):

Summary Compensation Table

Long-term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compen- sation ($)(1)
Richard F. Rutkowski, Chief Executive Officer and Director	2003 2002 2001	353,000 336,000 285,000	100,000 139,400 185,000	— — —	— — —	361,751 — 242,040	— — —	96,052 94,441 56,394

Stephen R. Willey, President and Director	2003 2002 2001	284,000 270,000 245,000	85,000 108,800 145,000	— — —	— — —	305,002 — 86,628	— — —	35,865 36,442 36,287

Richard A. Raisig, Chief Financial Officer	2003 2002 2001	263,000 250,000 215,000	68,000 82,450 110,000	— — —	— — —	232,613 — 142,210	— — —	44,749 43,018 61,069

Vilakkudi Veeraraghavan (2), Senior Vice President, Research & Product Development	2003 2002 2001	220,000 205,000 68,317	50,000 44,625 35,000	— — —	— — —	111,000 — 234,454	— — —	6,974 87,922 12,117

Thomas M. Walker (3), Vice President, General Counsel	2003 2002	170,000 101,845	45,000 24,225	— —	— —	— 120,000	— —	5,175 1,044

(1)	All Other Compensation amounts for 2003 include contributions of $420, $6,000, $7,000, $6,974, and $5,175 to the accounts of Messrs. Rutkowski, Willey, Raisig, Veeraraghavan, and Walker, respectively, under the Company’s qualified 401(k) Retirement Plan. The amounts also include forgiveness of $95,632, $29,865, and $37,749 of interest for Messrs. Rutkowski, Willey, Raisig, respectively, under one or both of the Company’s Executive Option Exercise Note Plan and Executive Loan Plan. For a description of the two plans, see “Executive Loan Plans” below. No Restricted Stock Awards or Long-Term Incentive Plan payments were made as of December 31, 2003.
(2)	Mr. Veeraraghavan joined the Company in 2001.
(3)	Mr. Walker joined the Company in 2002.

Stock Option Grants in the Last Fiscal Year

The following table provides information regarding stock option grants made to Named Executive Officers during the fiscal year ended December 31, 2003.

Option/SAR Grants in Last Fiscal Year

	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Market Price on Date of Grant ($/Sh)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name						5%($)	10%($)
Richard F. Rutkowski (3)(4)(9)	361,751	15.2%	7.00		6/13/2013	1,221,293	3,444,643
Stephen R. Willey (3)(5)(9)	187,377	7.9%	7.00		6/13/2013	632,596	1,784,230
Stephen R. Willey (8)(9)	78,125	3.3%	6.40	7.70	12/31/2008	269,304	472,625
Stephen R. Willey (8)(9)	39,500	1.7%	7.20	7.70	12/31/2009	124,008	256,535
Richard A. Raisig (3)(6)(9)	196,880	8.3%	7.00		6/13/2013	664,678	1,874,719
Richard A. Raisig (8)(9)	11,780	0.5%	7.20	7.70	12/31/2008	31,183	61,840
Richard A. Raisig (8)(9)	23,953	1.0%	8.80		12/31/2009	36,874	117,239
Vilakkudi Veeraraghavan (3)(7)	111,000	4.7%	7.00		6/13/2013	374,743	1,056,957

(1)	In accordance with Securities and Exchange Commission rule, these columns show gains that could accrue for the respective options, assuming that the market price of Microvision’s common stock appreciates from the date of grant over a period of 10 years at an annualized rate of 5% and 10%, respectively. If the stock price is not greater than the exercise price at the time of exercise, then actual realized value from these options will be zero.
(2)	Market price on the date of grant is only shown when the exercise price is less than the market price of the underlying security on the date of grant.
(3)	This option was granted as part of the 2002 Exchange Program.
(4)	This option vests 259,284 shares on the grant date, 7,833 shares on March 31, 2004, 47,318 shares on June 13, 2004, and 47,316 shares on June 13, 2005.
(5)	This option vests 108,000 shares on the grant date, 5,640 shares each on June 30, 2003, September 30, 2003, and December 31, 2003, 31,232 shares on June 13, 2004, and 31,225 shares on June 13, 2005.
(6)	This option vests 115,275 shares on the grant date, 5,327 shares each on June 30, 2003, September 30, 2003, and December 31, 2003, 32,816 shares on June 13, 2004, and 32,808 shares on June 13, 2005.
(7)	This option vests 21,333 shares on the grant date, 18,667 shares on July 11, 2003, 10,000 shares on June 13, 2004, 20,000 shares on July 11, 2004, 14,000 shares on June 13, 2005, and 27,000 shares on July 11, 2005.
(8)	This option was granted pursuant to the December 2003 Board of Director authorization to extend the original expiration dates by 5 years of all outstanding employee stock options with original expiration terms of less than 10 years. All eligible options were fully vested and all options extended were granted fully vested. No other terms of the option were amended.
(9)	This option becomes immediately vested and exercisable, through its termination date, upon the occurrence of certain events following a change in control. Upon termination of Messrs. Rutkowski, Willey, or Raisig, without cause, options granted thereto will continue to vest and become exercisable until fully vested.

Aggregated Option Values as of Year End 2003

The following table provides information regarding the aggregate number of options exercised during the fiscal year ended December 31, 2003, by each of the Named Executive Officers and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2003.

Aggregated Option/SAR Exercises in Last Fiscal

Year and FY-End Option/SAR Values

	Shares Acquired On Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at December 31, 2003 (1)(2)		Value of Unexercised In-the-Money Options at December 31, 2003 (3)
Name			Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Richard F. Rutkowski	—	—	616,324	177,467	160,756	63,530
Stephen R. Willey	—	—	362,556	62,457	189,353	38,723
Richard A. Raisig	—	—	309,199	65,624	86,326	40,687
Vilakkudi Veeraraghavan	—	—	109,454	71,000	24,800	44,020
Thomas M. Walker	—	—	30,000	90,000	—	—

(1)	These amounts represent the total number of shares subject to stock options held by Named Executive Officers at December 31, 2003.
(2)	In November 2002, the Company offered to exchange most of its outstanding options to purchase common stock for new options granted on June 13, 2003 (the “Exchange Program”). Named Executive Officers tendered options to purchase an aggregate of 1,309,468 shares of the Company’s common stock, which were cancelled on December 10, 2002. Under the terms of the Exchange Program, the Company granted new options to Named Executive Officers to purchase an aggregate of 857,008 of the Company’s common stock.
(3)	The value of unexercised in-the-money options is based on the difference between $7.62 (the fair market value of the Company’s common stock as reflected by the closing price of the common stock on the Nasdaq National Market as of December 31, 2003) and the exercise price of such options multiplied by the number of shares issuable upon exercise thereof.

In 1997, Mr. Rutkowski received options to purchase up to an aggregate of 340,000 shares of common stock for service to the Company through December 31, 2001, and Mr. Raisig received options to purchase up to an aggregate of 136,000 shares of common stock for service to the Company through December 31, 2000. In 1998, Mr. Willey received options to purchase up to an aggregate of 238,000 shares of common stock for service to the Company through December 31, 2002.

In connection with the extension of their employment agreements, in April 2000, Mr. Rutkowski was granted options to purchase up to 300,000 shares of common stock for services to the Company during the period January 1, 2002, through December 31, 2004; Mr. Willey was granted options to purchase up to 72,000 shares of common stock for services to the Company during the period January 1, 2003, through December 31, 2003; and Mr. Raisig was granted options to purchase up to 204,000 shares of common stock for services to the Company during the period January 1, 2001, through December 31, 2003.

All of these options have ten-year terms and vest quarterly. The options of Messrs. Rutkowski, Willey, and Raisig will vest immediately and become exercisable upon the occurrence of certain events following a change in control. Upon termination of Messrs. Rutkowski, Willey, or Raisig, without cause, options granted thereto will continue to vest and become exercisable until fully vested.

In October 2001, the Company issued additional grants as a means to re-establish and enhance the long-term incentive value of the Company’s stock option policies for employees and Independent Directors. The Company issued 242,040, 86,628, 142,210, and 69,454 options to Messrs. Rutkowski, Willey, Raisig, and Veeraraghavan, respectively. These grants were issued within the 1996 Plan. The conditions of these options issued are the same as those under the 1996 Plan, except for vesting. Vesting of Messrs. Rutkowski, Willey, and Raisig options occurred with the first 25% vesting on the grant date and the remainder vesting 25% on December 31, 2001, 25% on March 31, 2002, and 25% on June 30, 2002. Vesting of Mr. Veeraraghavan’s options occurs with the first 25% vesting on the grant date and the remainder vesting 25% on April 24, 2002, 25% on October 24, 2002 and 25% on April 24, 2003.

Employment Agreements

Effective October 1, 1997, the Company entered into an employment agreement with Mr. Rutkowski. Under the employment agreement, Mr. Rutkowski receives a base salary and an annual cash performance bonus in an amount determined annually by the Compensation Committee of the Board of Directors (“Compensation Committee”). Mr. Rutkowski also is entitled to all benefits offered generally to the Company’s employees. The Compensation Committee set Mr. Rutkowski’s base salary for 2003 at $353,000. In April 2000, the Compensation Committee extended the term of his employment agreement to December 31, 2004. Upon termination without cause prior to a change of control of the Company, Mr. Rutkowski will be entitled to a severance payment of the greater of his current base salary, from the date of termination to December 31, 2004, or his current base salary for one year. Upon a termination following a change of control of the Company, Mr. Rutkowski will be entitled to a severance payment equal to the sum of three times his current base salary and the average cash performance bonus he received in the three preceding calendar years.

The Company’s majority owned subsidiary, Lumera, and Mr. Rutkowski have entered into a consulting arrangement pursuant to which Mr. Rutkowski will provide Lumera financial advisory services. The arrangement provides for a retainer of up to $15,000 and fees of up to $200,000 in the event Lumera successfully completes specified transactions.

Executive Loan Plans

The Company previously adopted two loan plans under which Richard F. Rutkowski, Stephen Willey, and Richard Raisig were able to borrow funds from the Company. At the end of each year, the Company will forgive the interest that accrued under the loans if the executive remains employed by the Company. In 2003, the Company forgave $95,632, $29,865, and 37,749 of interest for Messrs. Rutkowski, Willey, and Raisig, respectively. No additional loans have been made under either the Executive Option Exercise Note Plan or the Executive Loan Plan since July 2002, and the Company does not intend to make any additional loans under these plans. The Company also has no plans to forgive the principal balance outstanding of the lines of credit. For additional details regarding loan balances and terms, see “Certain Relationships and Related Transactions” on page 25.

Certain Tax Considerations Related to Executive Compensation

As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended, in the event that compensation paid by the Company to the Named Executive Officers in a year were to exceed an aggregate of $1,000,000, the Company’s deduction for such compensation could be limited to $1,000,000.

Report On Executive Compensation For 2003 By The Compensation Committee

Executive Compensation Philosophy

The Compensation Committee of the Board of Directors is comprised of four Independent Directors. The Compensation Committee is responsible for evaluating compensation levels and compensation programs for executives and for making appropriate compensation awards for executive management.

The executive compensation program of the Company is designed to attract, retain and motivate executive officers capable of leading the Company to meet its business objectives. These objectives include creating and preserving strong financial performance, positioning the Company in markets and industry segments offering long-term growth opportunities, enhancing long term shareholder value and ensuring the survival of the

Company. The Compensation Committee’s philosophy is for the Company to use compensation policies and programs that align the interests of executive management with those of the shareholders and to provide compensation programs that incentivize and reward both the short and long-term performance of the executive officers based on the success of the Company in meeting its business objectives. The accomplishment of these objectives is measured against conditions prevalent in the industry in which the Company operates.

Executive Compensation Components

The available forms of executive compensation include base salary, incentive bonus awards, and stock options. Performance of the Company is a key consideration. However, the Company’s executive compensation policy recognizes that stock price is only one measure of performance, and given industry business conditions and the long-term strategic direction and goals of the Company, it may not necessarily be the best current measure of executive performance. Therefore, the Compensation Committee also considers the Company’s achievement of business objectives when determining executive compensation.

Base Salary. Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers based on the stage of development of the Company and the market practices of other companies. A change in base salary of an executive officer is based on an evaluation of the performance of the executive, prevailing market practices and of the performance of the Company as a whole. In determining base salaries, the Compensation Committee not only considers the short term performance of the Company, but also the success of the executive officers in developing and executing the Company’s strategic plans, developing management employees and exercising leadership in the development of the Company.

Incentive Bonus. The Compensation Committee believes that a portion of the total cash compensation for executive officers should be based on the Company’s success in meeting its short term performance objectives and contributions by the executive officers that enable the Company to meet its long term objectives, and has structured the executive compensation program to reflect this philosophy. This approach creates a direct incentive for executive officers to achieve desired short term corporate goals that also further the long term objectives of the Company, and places a significant portion of each executive officer’s annual compensation at risk.

Stock Options. The Compensation Committee believes that equity participation is a key component of the Company’s executive compensation program. Stock options are awarded by the Compensation Committee to executive officers primarily based on their responsibilities and expected contributions to the Company’s growth and development and marketplace practices. These awards are designed to attract and retain executive officers and to motivate them to enhance shareholder value by aligning the financial interests of executive officers with those of shareholders.

In November 2002, the Company offered to exchange most of its outstanding options to purchase common stock for new options scheduled to be granted on or after June 11, 2003. The Company undertook this offer because a considerable number of employees, including certain executive officers, held stock options with exercise prices that were significantly greater than the then current trading price for common stock of the Company. With exercise prices greater than existing trading prices, a significant number of the options no longer effectively provided the motivation and retention benefits that they were intended to provide. By making the offer to exchange outstanding options for new options, the Company intended to provide the executive officers and other impacted employees with the benefit of holding options that over time might have a greater potential to increase in value. In addition, the Company hoped to create better performance incentives for the executive officers and other employees.

All eligible options that were properly submitted for exchange were accepted and cancelled effective December 10, 2002. Named executive officers tendered options to purchase an aggregate of 1,309,468 shares of the Company’s common stock. Under the terms of the exchange program, the Company granted new options to purchase an aggregate of 857,008 shares of the Company’s common stock to named executive officers on June 13, 2003. The exercise price of the new options was $7.00 per share.

The 10-year option/SAR repricings for all executive officers who participated in the exchange offer, including those who are no longer employed by the Company, are set forth in the table below.

10-Year Option / SAR Repricings

Name (1)	Date	Number Of Securities Underlying Options / SARs Repriced Or Amended (#)(2)	Market Price Of Stock At Time Of Repricing Or Amendment ($)(3)	Exercise Price At Time of Repricing Or Amendment ($)(4)	New Exercise Price ($)	Length of Original Option Term Remaining At Date Of Repricing Or Amendment (5)
Richard F. Rutkowski Chief Executive Officer and Director	6/13/2003	527,851	6.37	23.07	7.00	4.8

Stephen R. Willey President and Director	6/13/2003	276,617	6.37	23.93	7.00	6.3

Richard A. Raisig Chief Financial Officer	6/13/2003	340,000	6.37	28.38	7.00	6.3

Vilakkudi Veeraraghavan Senior Vice President, Research & Product Development	6/13/2003	165,000	6.37	28.63	7.00	8.6

Todd R. McIntyre Senior Vice President, Business Development	6/13/2003	110,812	6.37	21.60	7.00	6.0

Andrew U. Lee Vice President, Sales	6/13/2003	70,500	6.37	24.51	7.00	6.4

Jeff T. Wilson Vice President, Accounting	6/13/2003	119,667	6.37	17.55	7.00	8.0

William L. Sydnes (6) Chief Operating Officer	6/13/2003	200,000	6.37	28.75	7.00	8.6

Clarence T. Tegreene (6) Chief Technology Officers	6/13/2003	64,375	6.37	23.50	7.00	6.7

(1)	Includes all executive officers as of November 2002 who participated in the 2002 Exchange Offer and received grants on June 13, 2003.
(2)	Number of option shares tendered and cancelled on December 10, 2002.
(3)	As of June 13, 2003, the date of issuance of new grants. Underlying options were tendered and cancelled on December 10, 2002.
(4)	Weighted average exercise price of cancelled option shares as of December 10, 2002, the cancellation date. Cancelled options were no longer in existence as of June 13, 2003, the date of issuance of the new grants.
(5)	Reflects weighted average of original option terms, calculated in years as of December 10, 2002, the cancellation date.
(6)	Messrs. Sydnes and Tegreene left the Company in 2003.

Compensation of Chief Executive Officer

Based on the executive compensation policy and components described above, the Compensation Committee recommended the salary and incentive bonus received by Richard F. Rutkowski, the Chief Executive Officer of the Company, for services rendered in fiscal year 2003. Mr. Rutkowski received a base salary of $353,000 for 2003 and also earned a bonus of $100,000 for the year. The Company also forgave $95,632 in interest on $1,708,000 owed to the Company by Mr. Rutkowski under the Company’s Executive Option Exercise Loan Plan and Executive Loan Plan. Mr. Rutkowski’s compensation was based upon achieving technical successes, progress made in the staffing and organizational development of the Company, and advances in the market acceptance and commercialization of the Company’s technology.

Compensation Committee

Walter J. Lack, Chairman

Jacqueline Brandwynne

Robert Ratliffe

Dennis Reimer

INFORMATION ABOUT MICROVISION COMMON STOCK OWNERSHIP

The following table shows as of April 23, 2004, the number of shares of common stock held by all persons we know to beneficially own at least 5% of the Company’s common stock, the Company’s directors, the executive officers named in the executive compensation table on page 11 of this Proxy Statement, and all directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares(1)	Percentage of Common Stock(2)
Richard F. Rutkowski(3) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	750,716	3.4%

Stephen R. Willey(4) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	563,023	2.6%

Richard A. Raisig(5) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	391,832	1.8%

Walter Lack(6) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	372,104	1.7%

Jacqueline Brandwynne(7) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	186,230	*

Vilakkudi Veeraraghavan(8) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	119,454	*

Robert Ratliffe(9) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	77,517	*

Richard Cowell(10) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	70,067	*

Dennis Reimer(11) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	67,167	*

Thomas M. Walker(12) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	60,000	*

Slade Gorton(13) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	31,000	*
All executive officers and directors as a group (15 persons)(14)	3,189,184	13.3%

*	Less than 1% of the outstanding shares of common stock.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants that are currently exercisable or convertible or may be exercised or converted within sixty days are deemed to be outstanding and to be beneficially owned by the person holding these options or warrants for the purpose of computing the number of shares beneficially owned and the percentage of ownership of the person holding these securities, but are not outstanding for the purpose of computing the percentage ownership of any other person or entity. Subject to community property laws where applicable, the Company believes that each shareholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned thereby.
(2)	Percentage of common stock is based on 21,495,939 shares of common stock outstanding as of April 23, 2004.
(3)	Includes 671,475 shares issuable within 60 days upon exercise of options.
(4)	Includes 393,788 shares issuable within 60 days upon exercise of options.
(5)	Includes 342,015 shares issuable within 60 days upon exercise of options.
(6)	Includes 63,867 shares issuable within 60 days upon exercise of options.
(7)	Includes 54,030 shares issuable within 60 days upon exercise of options and 100,000 shares issuable within 60 days upon exercise of warrants.
(8)	Includes 119,454 shares issuable within 60 days upon exercise of options.
(9)	Includes 63,867 shares issuable within 60 days upon exercise of options.
(10)	Includes 63,867 shares issuable within 60 days upon exercise of options.
(11)	Includes 63,867 shares issuable within 60 days upon exercise of options.
(12)	Includes 60,000 shares issuable within 60 days upon exercise of options.
(13)	Includes 30,000 shares issuable within 60 days upon exercise of options.
(14)	Includes 2,419,804 shares issuable within 60 days upon exercise of options and 100,000 shares issuable within 60 days upon exercise of warrants.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on an initial $100 investment in the Company’s common stock since December 31, 1998, to two indices: the Nasdaq Stock Market Index and an index of peer companies selected by the Company (“Peer Index”). The companies in the Peer Index are as follows: Kopin Corporation, Planar Systems, Inc., and Three-Five Systems, Inc. The past performance of the Company’s common stock is not an indication of future performance. We cannot assure you that the price of the Company’s common stock will appreciate at any particular rate or at all in future years.

Date	Microvision	Nasdaq Stock Market Index	Company Determined Peer Index
12/31/98	100.00	100.00	100.00
12/31/99	232.69	185.43	348.77
12/31/00	134.62	111.83	239.34
12/31/01	109.54	88.76	256.62
12/31/02	40.92	61.37	110.22
12/31/03	58.62	91.75	151.91

EQUITY COMPENSATION PLAN INFORMATION

The following table shows the number of shares of common stock that could be issued upon exercise of outstanding options and warrants, the weighted average exercise price of the outstanding options and warrants and the remaining shares available for future issuance as of December 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	4,324,000	$12.15	3,432,000
Equity compensation plans not approved by shareholders	779,000	22.37	—

Total	5,103,000	$13.71	3,432,000

In June 2003, the Company issued options to purchase 1,731,825 shares of Microvision common stock as part of its November 2002 option exchange offer. All regrant options were granted from the remaining available securities under the shareholder approved 1996 Plan.

As of December 31, 2003, there were non-plan options to purchase a total of 397,000 shares of Microvision common stock outstanding. 386,000 of these were options approved by the Board of Directors and issued in October 2001, with an exercise price in excess of the fair value of Microvision common stock on the date of grant. The October 2001 options have a $15.00 exercise price and vest 25% on the grant date and 25% at six-month intervals thereafter. The remaining 11,000 non-plan options were granted at fair value on the date of grant and vest 25% at each annual anniversary date of the grant.

All non-plan options are non-qualified options with 10 year terms granted to non-executive employees. The options are administered by the Compensation Committee of the Board of Directors or its authorized agents. Options surrendered, exchanged for another option, canceled or terminated without having been exercised in full will again be available for issuance by the Company. The options are not transferable other than by will or the laws of descent and distribution. Each option is exercisable during the lifetime of the optionee only by such optionee, upon its vest date and thereafter through the expiration date, subject to the termination of employment provisions. Following termination of employment by the Company other than for cause, resignation in lieu of dismissal, disability or death, an option holder may exercise options, vested as of the date of termination, within three months before the options will automatically expire, and any unvested options will automatically expire upon the termination date. The number and class of shares covered by the options and the exercise price per share shall be proportionately adjusted for any change in the number of issued shares of common stock of the Company resulting from a stock split, stock dividend or consolidation of shares or any like capital stock adjustment. In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company’s assets, the Board of Directors may elect to treat the options in one of the following ways: (i) outstanding options would remain in effect in accordance with their terms; (ii) outstanding options would be converted into options to purchase stock in the surviving or acquiring corporation in the transaction; or (iii) outstanding options would be exercised within a period determined by the Board of Directors prior to the consummation of the transaction, after which time the options automatically expire. The Board may accelerate the vesting of the options so they are exercisable in full.

In August 2000, the Company issued two non-plan warrants to purchase an aggregate of 200,000 shares of Microvision common stock to two consultants in connection with entering into certain consulting agreements with the Company. Subsequently, one of the consultants was elected to the Board of Directors by shareholders. The warrants were fully outstanding as of December 31, 2003. The warrants have an exercise price of $34.00 per share and are exercisable prior to their expiration in August 2010. As of the date of grant, all but 25,000 of the underlying shares of common stock issuable to each consultant upon exercise of the warrants were subject to lock-up restrictions that prevent the holder from transferring such shares. The number of shares subject to the lock-up restrictions is reduced by 25,000 for each consultant on each June 7 subsequent to the grant date. Rather than issue shares of common stock upon exercise of the warrants, the Company may elect to redeem the warrants if, in the opinion of the Board of Directors upon advice of counsel, it would be unlawful to issue the underlying securities. The warrants are transferable upon prior written approval of the Company. The Company cannot unreasonably withhold such approval with respect to transfers of warrants to purchase at least 10,000 shares that are not subject to the lock-up restrictions. If the Company terminates the consulting agreement due to the consultant’s failure to provide consulting services during the first three years of the agreement, the consultant must return to the Company a pro-rata portion of the 75,000 warrants initially subject to the lock-up restrictions based on the number of calendar days remaining in the initial three year period. The number, class and price of securities for which the warrants may be exercised are subject to adjustment for certain changes in the Company’s capital structure. The number of securities and exercise price per share will be proportionately adjusted if outstanding shares of the Company’s common stock are divided into a greater number of shares or combined into a smaller number of shares, or a stock dividend is paid on the common stock. In the event of a change in the common stock from a merger, consolidation, reclassification, reorganization, partial or complete liquidation, or other change in the capital structure of the Company, the Company will, as a condition of the change in capital structure, make provision for the warrant holder to receive upon the exercise of the warrants the kind and amount of shares of stock, other securities or property to which the holder would have been entitled if, immediately prior to the change in capital structure, the warrant holder had held the number of shares of common stock obtainable upon the exercise of the warrants, and the exercise price will be proportionately adjusted.

The Company has a warrant outstanding to purchase 50,000 shares of Microvision common stock that was issued in April 2000 in exchange for equity placement services by a non-employee. The warrant was issued fully vested, has an exercise price of $53.00 per share and is exercisable prior to its expiration in April 2005. Rather than issue shares of common stock upon exercise of the warrant, the Company may elect to redeem the warrant if, in the opinion of the Board of Directors upon advice of counsel, it would be unlawful to issue the underlying securities. The warrant is not transferable without prior written approval of the Company. The number, class and price of securities for which the warrant may be exercised are subject to adjustment for certain changes in the Company’s capital structure. The number of securities and exercise price per share shall all be proportionately adjusted where outstanding shares of common stock are divided into a greater number of shares or combined into a smaller number of shares, or a stock dividend is paid on the common stock. In the event of a change in the common stock from a merger, consolidation, reclassification, reorganization, partial or complete liquidation, or other change in the capital structure of the Company, the Company will, as a condition of the change in capital structure, make provision for the warrant holder to receive upon the exercise of the warrants the kind and amount of shares of stock, other securities or property to which the holder would have been entitled if, immediately prior to the change in capital structure, the warrant holder had held the number of shares of common stock obtainable upon the exercise of the warrants, and the exercise price will be proportionately adjusted.

The Company has three warrants outstanding to purchase an aggregate of 24,500 shares of Microvision common stock issued in exchange for equity placement services by a non-employee. The first warrant was issued fully vested in January 1999 for 25,000 shares, of which 12,000 shares remain outstanding, with an exercise price of $12.50 per share and is exercisable prior to its expiration in January 2004. The second warrant was issued fully vested in July 1999 for 6,250 shares with an exercise price of $16.00 per share and is exercisable prior to its expiration in July 2004. The third warrant was issued fully vested in June 2000 for 6,250 shares with an exercise price of $19.20 per share and is exercisable prior to its expiration in June 2005. Rather than issue shares of common stock upon exercise of the warrants, the Company may elect to redeem the warrants if, in the opinion of the Board of Directors upon advice of counsel, it would be unlawful to issue the underlying securities. The warrants are not transferable without prior written approval of the Company. The number, class and price of securities for which the warrants may be exercised are subject to adjustment for certain changes in the Company’s capital structure. The number of securities and exercise price per share shall all be proportionately adjusted where outstanding shares of common stock are divided into a greater number of shares or combined into a smaller number of shares, or a stock dividend is paid on the common stock. In the event of a change in the common stock from a merger, consolidation, reclassification, reorganization, partial or complete liquidation, or other change in the capital structure of the Company, the Company will, as a condition of the change in capital structure, make provision for the warrant holder to receive upon the exercise of the warrants the kind and amount of shares of stock, other securities or property to which the holder would have been entitled if, immediately prior to the change in capital structure, the warrant holder had held the number of shares of common stock obtainable upon the exercise of the warrants, and the exercise price will be proportionately adjusted.

The Company has five warrants outstanding to purchase an aggregate of 20,425 shares of Microvision common stock. These warrants are the remainder resulting from a subdivision of a warrant that was issued to purchase 32,695 shares of common stock in April 1999 in exchange for equity placement services by a non-employee. The warrants were issued fully vested, have an exercise price of $20.32 per share and are exercisable prior to their expiration in April 2004. Rather than issue shares of common stock upon exercise of the warrants, the Company may elect to redeem the warrants if, in the opinion of the Board of Directors upon advice of counsel, it would be unlawful to issue the underlying securities. The warrants are not transferable without prior written approval of the Company. The number, class and price of securities for which the warrants may be exercised are subject to adjustment for certain changes in the Company’s capital structure. The number of securities and exercise price per share shall all be proportionately adjusted where outstanding shares of common stock are divided into a greater number of shares or combined into a smaller number of shares, or a stock dividend is paid on the common stock. In the event of a change in the common stock from a merger, consolidation, reclassification, reorganization, partial or complete liquidation, or other change in the capital structure of the Company, the Company will, as a condition of the change in capital structure, make provision for the warrant holders to receive upon the exercise of the warrants the kind and amount of shares of stock, other securities or property to which the holder would have been entitled if, immediately prior to the change in capital structure, the warrant holders had held the number of shares of common stock obtainable upon the exercise of the warrants, and the exercise price will be proportionately adjusted.

The Company has a warrant outstanding to purchase 11,938 shares of Microvision common stock that was issued in October 2001 in exchange for equity placement services by an unrelated professional services firm. The warrant was issued fully vested, has an exercise price of $14.62 per share and is exercisable prior to its expiration in October 2004. Any whole number of shares of common stock may be purchased prior to the expiration date by surrendering the warrant certificate and presenting a purchase form to the Company with either (i) the full amount of funds received by the Company by wire transfer or (ii) if the resale of the shares issuable upon exercise of the warrants is not registered as of one year from the date the warrant was issued, an election on the purchase form choosing to receive a lower number of shares of common stock per a “cashless exercise” procedure. The warrant and shares of common stock issuable upon exercise of the warrant are not saleable or transferable unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the “Act”), or (ii) the Company is first furnished with an opinion of legal counsel, satisfactory to the Company, that the transfer is exempt from registration requirements of the Act. The number of shares of common stock issuable upon exercise and the exercise price per share shall all be proportionately adjusted where the Company effects a subdivision or combination of its outstanding shares of common stock or pays a stock dividend on its common stock, in order to, as nearly as practicable, preserve the percentage of the outstanding equity of the Company that the warrant is exercisable for as well as the purchase price for such percentage. If any reorganization, recapitalization, consolidation or merger, reclassification, partial or complete liquidation in which the common stock of the Company is converted into or exchanged for securities, cash or other property occurs, the warrant holder will receive, upon the exercise of the warrants, the kind and amount of shares of stock, other securities or property to which the holder would have been entitled if, immediately prior to the change in the Company’s capital structure, the warrant holder had held the number of shares of common stock obtainable upon the exercise of the warrants. Under certain circumstances, the warrant holder has specific rights to acquire securities of a publicly traded acquiring company upon exercise of its warrants.

The Company has a warrant outstanding to purchase 4,907 shares of Microvision common stock that was issued in December 2000 in exchange for equity placement services by a non-employee. The warrant was issued fully vested, has an exercise price of $61.13 per share and is exercisable prior to its expiration in April 2005. Rather than issue shares of common stock upon exercise of the warrant, the Company may elect to redeem the warrant if, in the opinion of the Board of Directors upon advice of counsel, it would be unlawful to issue the underlying securities. The warrant is not transferable without prior written approval of the Company. The number, class and price of securities for which the warrant may be exercised are subject to adjustment for certain changes in the Company’s capital structure. The number of securities and exercise price per share shall all be proportionately adjusted where outstanding shares of common stock are divided into a greater number of shares or combined into a smaller number of shares, or a stock dividend is paid on the common stock. In the event of a change in the common stock from a merger, consolidation, reclassification, reorganization, partial or complete liquidation, or other change in the capital structure of the Company, the Company will, as a condition of the change in capital structure, make provision for the warrant holder to receive upon the exercise of the warrants the kind and amount of securities or property to which the holder would have been entitled if, immediately prior to the change in capital structure, the warrant holder had held the number of shares of common stock obtainable upon the exercise of the warrants, and the exercise price will be proportionately adjusted.

The Company has two warrants outstanding to purchase an aggregate of 70,000 shares of Microvision common stock that were issued in September 2003 to a third party for services. The first warrant for 60,000 shares has an exercise price of $7.50 per share and vests in three equal traunches. The first traunche vests on the issue date, the second and third traunches vest three and six months following the issue date, respectively. The second warrant for 10,000 shares has an exercise price of $12.00 per share and vests six months after the issue date. The Company may cancel unvested traunches or the second warrant prior to their respective vest dates if it determines in good faith, and notifies the holder, that it is not satisfied with the holder’s performance under the agreement. Vested warrants are exercisable prior to their expiration in September 2007. The warrant holder may transfer any portion or all of the warrant shares by delivering the original warrant certificate and a form of assignment to the Company. The number and price of securities for which the warrant may be exercised are subject to adjustment for certain changes in the Company’s capital structure. Where the outstanding shares of common stock are divided into a greater number of shares, combined into a smaller number of shares, or a stock dividend is paid on the common stock, the exercise price per share shall be proportionately adjusted by the ratio of common shares outstanding immediately before and after the transaction. In the event of a change in the common stock from a merger, consolidation, reclassification, tender offer or exchange offer, or partial or complete liquidation, the holder will be entitled to receive, upon the exercise of the warrants, the same amount and kind of securities, cash or property to which the holder would have been entitled if, immediately prior to the change in capital structure, the warrant holder had held the number of shares of common stock obtainable upon the exercise of warrants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2000, the Company entered into a five year consulting agreement with Jacqueline Brandwynne, a director of the Company. In consideration for entering into the agreement, the Company issued warrants to purchase an aggregate of 100,000 shares of common stock to Ms. Brandwynne. The warrants grant Ms. Brandwynne the right to purchase up to 100,000 shares of common stock at a price of $34.00 per share. The warrants vest over three years and the unvested portion of the warrants are subject to remeasurement at each balance sheet date during the vesting period. The Company estimated the original value of the warrants as of the issuance date at $2,738,000.

The Company has two existing executive loan plans under which Richard F. Rutkowski, Stephen R. Willey, and Richard A. Raisig have borrowed funds from the Company. No loans have been made under these executive loan plans since July 2002, and the Company does not intend to make any additional loans under these plans. The following table lists certain information describing each executive’s loans as of December 31, 2003.

	Option Exercise Plan	Loan Plan	Total
Mr. Rutkowski—
Balance outstanding	—	$1,708,000	$1,708,000
Highest aggregate balance during year	—	$1,708,000	$1,708,000

Mr. Willey—
Balance outstanding	$166,000	$370,000	$536,000
Highest aggregate balance during year	$166,000	$370,000	$536,000

Mr. Raisig—
Balance outstanding	—	$645,000	$645,000
Highest aggregate balance during year	—	$645,000	$645,000

Other Information—
Interest Rate Range	4.64%	5.43%-6.22%	4.64%-6.22%

Under the Option Exercise Plan, each note is payable in full upon the earliest of (1) December 31, 2004; (2) the sale of all of the shares acquired with the note; (3) pro rata upon the partial sale of shares acquired with the note, or (4) within 90 days of the officer’s termination of employment.

Under the Loan Plan, the advances must be repaid within one year of the executive’s termination of employment or within 30 days of termination of the Loan Plan by the Board of Directors unless the executive elects to convert the outstanding balance to a one-year term note.

AUDIT COMMITTEE REPORT

Role of the Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee’s primary role is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls, and audit functions. The Audit Committee provides advice, counsel and direction to management and the auditors on the basis of the information it receives and discussions with management and the auditors. The Audit Committee is also responsible for overseeing the engagement and independence of the Company’s independent auditors.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditor. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees the Company’s internal financial controls and financial disclosure procedures.

Membership and Meetings

The Audit Committee is composed of three non-employee directors (Messrs. Cowell, Lack, and Reimer), each of whom is an “Independent Director” under the rules of the Nasdaq National Market governing the qualifications of audit committees. The Audit Committee held five meetings during the fiscal year ended December 31, 2003.

Audit Committee Financial Expert

The “audit committee financial expert” designated by our Board is Col. Richard A. Cowell (Ret.), an Independent Director. Col. Cowell holds a degree in accounting and has served for six years as Chair of the Company’s Audit Committee. During his twenty-five years of service in the United States Army, Col. Cowell oversaw and actively supervised various complex governmental projects that involved government accounting with a breadth and level of complexity comparable to accounting issues raised by the Company’s financial statements, including issues relating to estimates, accruals, and reserves. Since retiring from the Army, Col. Cowell has served as a principal at Booz Allen Hamilton, where he provides consulting services relating to significant government projects and grants which involve significant and complex accounting issues.

Review of the Company’s Audited Financial Statements

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2003 with the Company’s management and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors for the fiscal year ended December 31, 2003, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee also reviewed with the independent auditors their judgments as to the quality and the acceptability of the Company’s accounting principles and such other matters as are required to be discussed with audit committees under generally accepted accounting standards.

The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with the firm its independence. Based on the review and discussions noted above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Charter of the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Limitations on Role and Responsibilities of Audit Committee and Use and Application of Audit Committee Report

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors, PricewaterhouseCoopers LLP, are responsible for auditing those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Audit Committee members are not employees of the Company and are not, and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s oversight does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that PricewaterhouseCoopers LLP is in fact “independent.”

This report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.

Audit Committee

Richard A. Cowell, Chairman

Walter J. Lack

Dennis Reimer

INDEPENDENT ACCOUNTANTS

Our independent auditors, PricewaterhouseCoopers LLP, billed the following fees to the Company for audit and other services for the fiscal year 2003:

Audit Fees

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $272,471 for the year ended December 31, 2003 and were $227,113 for the year ended December 31, 2002.

Audit Related Fees

Fees for audit related services totaled $0 in each of 2003 and 2002.

Tax Fees

Fees for tax services, including tax compliance, tax advice, and tax planning, totaled $20,620 in 2003 and $27,440 in 2002.

All Other Fees

Fees for all other services not described above totaled $0 and $22,724 in 2003 and 2002, respectively. The 2002 amount was for network security services during 2002.

The Company’s Audit Committee has considered whether the provision of services under the heading “All Other Fees” is compatible with maintaining the accountants’ independence and has determined that it is consistent with such independence.

The Board of Directors has selected PricewaterhouseCoopers LLP to serve as the Company’s independent accountants for fiscal year 2004. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee pre-approves all audit services and all permitted non-audit services by the independent auditors. The Audit Committee has delegated the authority to take such action between meetings to the Audit Committee chairman, who reports the decisions made to the full Audit Committee at its next scheduled meeting.

The Audit Committee evaluates whether the Company’s use of the independent auditors for permitted non-audit services is compatible with maintaining the independence of the independent auditors. The Audit Committee’s policies prohibit the Company from engaging the independent auditors to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information systems design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, or internal audit outsourcing services unless it is reasonable to conclude that the results of these services will not be subject to audit procedures. The Audit Committee’s policies completely prohibit the Company from engaging the independent auditors to provide any services relating to any management function, expert services not related to the audit, legal services, broker-dealer, investment adviser, or investment banking services or human resource consulting.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2005 Annual Meeting, the written proposal must be received by the Company no later than January 2, 2005. Shareholder proposals must comply with SEC regulations regarding the inclusion of shareholder proposals in company sponsored proxy materials and must contain the information required in our bylaws for shareholder proposals. If you wish to obtain a free copy of our bylaws, please contact Microvision, Inc., 19910 North Creek Parkway, Bothell, Washington 98011, Attention: Investor Relations.

If a shareholder proposal is not included in our proxy statement for the 2005 Annual Meeting, it may be raised from the floor during the meeting if written notice of the proposal is received by the Company not less than 60 nor more than 90 days prior to the meeting or, if less than 60 days’ notice of the date of the meeting is given, by the close of business on the 10th business day following the first public announcement of the meeting.

You also may propose candidates for consideration by the Nominating and Corporate Governance Committee for nomination as directors by writing to us. In order to nominate a director for election at next year’s annual meeting of shareholders, you must comply with the Director recommendation procedures described on page 7.

ADDITIONAL INFORMATION

Annual Report

The Company’s Annual Report for the fiscal year ended December 31, 2003, was first mailed to the shareholders of the Company with this Proxy Statement on or about April 29, 2004. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference herein.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Report on Executive Compensation for 2003 by the Compensation Committee,” “Audit Committee Report” and “Stock Performance Graph” will not be deemed incorporated, unless otherwise specifically provided in such filing.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC may be obtained by shareholders without charge by written or oral request to Investor Relations, Microvision, Inc., 19910 North Creek Parkway, Bothell, Washington 98011-3008, telephone (425) 415-6847, or may be accessed on the Internet at www.sec.gov.

Householding

Only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the proxy statement. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations. Shareholders residing at the same address and currently receiving only one copy of the proxy statement may contact Investor Relations to request multiple copies of the proxy statement in the future. Shareholders residing at the same address and currently receiving multiple copies of the proxy statement may contact Investor Relations to request that only a single copy of the proxy statement be mailed in the future. Contact Investor Relations by phone at (425) 415-6794, by fax at (425) 415-6795, by mail to Investor Relations, Microvision, P.O. Box 3008, Bothell, Washington 98041-3008, or by e-mail to ir@microvision.com.

Voting by Telephone or the Internet

Provision has been made for you to vote your shares of common stock by telephone or via the Internet. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

Votes submitted by telephone or via the Internet must be received by 5:00 p.m., Seattle, Washington time, on June 8, 2004. Submitting your vote by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet voting procedures that have been made available to you are consistent with the requirements of applicable law. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

By Order of the Board of Directors,

Richard F. Rutkowski Chief Executive Officer

April 29, 2004

Bothell, Washington

Appendix A

MICROVISION, INC.

AUDIT COMMITTEE CHARTER

Mission Statement

The Audit Committee (the “Committee”) of Microvision, Inc. (the “Company”) is appointed by the Board of Directors as a permanent committee to assist it in monitoring and overseeing (1) the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, (2) the integrity of the financial statements of the Company, (3) the compliance by the Company with legal and regulatory requirements, and (4) the performance of the Company’s internal finance and accounting personnel and its independent auditors.

In particular, and without limiting the generality of the foregoing, the purpose of the Committee is to undertake the duties of an audit committee described in, and otherwise to assist the Company in complying with the requirements of, Rule 4350(d) of the Rules of the National Association of Securities Dealers, Inc. (the “NASD”), applicable rules of the Securities and Exchange Commission (the “Commission”), and any other similar rules of the NASD, the Commission or of any securities exchange or trading facility to which the Company may become subject.

In carrying out its functions, the Committee shall serve as an independent and objective monitor of the performance of the Company’s financial reporting processes and system of internal controls; review and assess the audit work of the Company’s independent auditors and internal accounting and finance personnel; and facilitate open, ongoing communication among the independent auditors, internal financial and accounting personnel, senior management, and the Board of Directors concerning the Company’s financial condition and results of operations and financial reporting practices.

Organization and Membership

The Committee will be comprised of not less than three nor more than four members of the Board of Directors (the “Members”), each of whom shall be an independent director as defined in NASD Rule 4200(a)(15) and as provided for under Commission Rule 10A-3(b)(1) (subject to the exemptions provided in Rule 10A-3(c)). A copy of NASD Rule 4200(a)(15) is attached as Exhibit A and a copy of Rule 10A-3(b)(1) is attached as Exhibit B.

Each Member shall be appointed annually by the Board of Directors at its annual meeting and will serve at the pleasure of the Board of Directors until the next annual meeting of shareholders or until such Member’s replacement has been appointed. The Board of Directors will select the chair of the Committee (the “Chair”).

Each Member must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. Each Member must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one Member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities as required by NASD Rule 4350(d).

Meetings

In addition to meetings described in the following section, the Committee shall meet at least four times annually in conjunction with each quarterly review and annual audit of the Company’s financial statements, which meetings shall be prior to the quarterly and annual earnings releases. Committee meetings may be held at such other times as the Members or the Chair may deem necessary or appropriate.

Committee meetings may be held in person or, at the option of the Chair, by conference telephone call. If any Member expects to participate in a Committee meeting by conference telephone call he or she shall so advise the Chair and, whenever reasonably possible, such Member shall be furnished with copies of financial statements, reports or other documents that will be discussed at the meeting so as to permit such Member to fully engage in the discussions as if such Member had attended the meeting in person.

Responsibilities of the Committee

The functions set forth below shall be the common recurring activities of the Committee in carrying out its oversight responsibilities. In particular, and without limiting the generality of the foregoing, the Committee shall undertake the responsibilities and duties prescribed by the NASD, the Commission or other regulatory bodies having jurisdiction over the financial affairs of the Company. The functions set forth below shall be deemed to include such responsibilities and duties, as they may be promulgated from time to time, as if they were specifically listed below.

The Committee’s responsibility is oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The independent auditor is responsible for planning and conducting audits to determine whether the financial statements present fairly in all material respects the financial position of the Company. The Committee has direct and sole responsibility for the appointment, compensation, oversight and replacement, if necessary, of the independent auditor, including the resolution of disagreements between management and the auditor regarding financial reporting. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors). The Committee has the authority to retain legal, accounting or other experts that it determines to be necessary to carry out its duties. It also has authority to determine compensation for such advisors, as well as for the independent auditor and to make payments for ordinary administrative expenses that are necessary or appropriate in carrying out the Committee’s duties.

1. Duties and Proceedings of the Audit Committee

The Committee shall assist the Board of Directors in fulfilling its oversight responsibilities by accomplishing the following:

Oversight of Independent Auditor.

•	Annually evaluate, determine the selection and compensation of, and if necessary, determine the replacement of or rotation of, the independent auditor.

•	Pre-approve all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the auditor.

•	Receive formal written statements, at least annually, from the independent auditor regarding the auditor’s independence, including a delineation of all relationships between the auditor and the

Company; discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, addressing at least the matters set forth in Independence Standards Board Standard No. 1; and if so determined by the Committee, recommend that the Board of Directors take appropriate action to satisfy itself of the independence of the auditor.

•	At least annually, receive a report, orally or in writing, from the independent auditor detailing the firm’s internal quality control procedures and any material issues raised by the independent auditor’s internal quality control review, peer review or any governmental or other professional inquiry performed within the past five years and any remedial actions implemented by the firm.

Oversight of Audit Process and Company’s Legal Compliance.

•	Review with each of the internal and independent auditors the overall scope and plans for audits.

•	Review and discuss with management and internal auditors the Company’s system of internal control and discuss with the independent auditor any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of its audit.

•	Review and discuss with management, internal auditors and independent auditor the Company’s financial and critical accounting practices, and policies relating to risk assessment and management.

•	Receive and review reports of the independent auditor discussing 1) all critical accounting policies and practices to be used in the firm’s audit of the Company’s financial statements, 2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and 3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Review and discuss with management and the independent auditor the annual and quarterly financial statements and MD&A of the Company prior to the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Discuss results of the annual audit and quarterly review and any other matters required to be communicated to the committee by the independent auditor under generally accepted auditing standards. Discuss with management and independent auditor their judgment about the quality of accounting principles, the reasonableness of significant judgments, including a description of any transactions as to which the management obtained Statement on Auditing Standards No. 50 letters, and the clarity of disclosures in the financial statements, including the Company’s disclosures of critical accounting policies and other disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.”

•	Review, or establish standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies.

•	Discuss with management and independent auditor any changes in Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives.

•	Review material pending legal proceedings involving the Company and other contingent liabilities.

•	Meet, periodically, with the CEO, CFO, the senior internal auditing executive and the independent auditor in separate executive sessions to discuss results of examinations. In connection with and prior to giving their required certifications, the CEO and CFO must disclose to the auditors and the Committee all significant deficiencies and material weaknesses in the design or operation of internal controls, and any fraud that involves management or other employees who have a significant role in the company’s internal controls.

•	Discuss with independent auditor the matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters.

2. Other Responsibilities

In addition to the foregoing, the Audit Committee shall:

•	Review adequacy of this audit committee charter annually and submit charter to Board of Directors for approval.

•	Prepare report for inclusion in the Company’s annual proxy statement as required by the rules of the Securities and Exchange Commission.

•	Put in place an appropriate control process for reviewing and approving Company’s internal transactions and accounting.

•	Review all transactions between the Company and related parties or affiliates of the officers of the Company.

•	Review any requested waivers of the Company’s Code of Conduct that involve any of the Company’s executive officers or other principal accounting officer or controller.

•	Report recommendations to the Board on a regular basis and present to the Board of Directors an annual performance evaluation of the Committee.

•	Perform any other activities consistent with the Charter, By-laws and governing law as the Board of Directors or the Audit Committee shall deem appropriate, including holding meetings with the Company’s investment bankers and financial analysts.

Effectiveness

Adopted by the Board of Directors on April 20, 2000.

Amended by the Board of Directors on April 26, 2001.

Amended by the Board of Directors on February 26, 2004.

Exhibit A

NASD RULE 4200(a)(15)—DEFINITION OF INDEPENDENT DIRECTOR

“Independent director” means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

(A) a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company;

(B) a director who accepted or who has a Family Member who accepted any payments from the company or any parent or subsidiary of the company in excess of $60,000 during the current or any of the past three fiscal years, other than the following:

(i) compensation for board or board committee service;

(ii) payments arising solely from investments in the company’s securities;

(iii) compensation paid to a Family Member who is a non-executive employee of the company or a parent or subsidiary of the company;

(iv) benefits under a tax-qualified retirement plan, or non-discretionary compensation; or

(v) loans permitted under Section 13(k) of the Act.

Provided, however, that audit committee members are subject to additional, more stringent requirements under Rule 4350(d).

(C) a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company as an executive officer;

(D) a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years (other than those arising solely from investments in the corporation’s securities) that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years, other than the following:

(i) payments arising solely from investments in the company’s securities; or

(ii) payments under non-discretionary charitable contribution matching programs.

(E) a director of the listed company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the listed company serve on the compensation committee of such other entity; or

(F) a director who is, or has a Family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years; or

(G) in the case of an investment company, in lieu of paragraphs (A-F), a director who is an “interested person” of the company as defined in section 2(a)(19) of the Investment Company Act of 1940, other than in his or her capacity as a member of the board of directors or any board committee.

Exhibit B

COMMISSION RULE 10A-3(b)(1)

Independence.

(i) Each member of the audit committee must be a member of the board of directors of the listed issuer, and must otherwise be independent; provided that, where a listed issuer is one of two dual holding companies, those companies may designate one audit committee for both companies so long as each member of the audit committee is a member of the board of directors of at least one of such dual holding companies.

(ii) Independence requirements for non-investment company issuers. In order to be considered to be independent for purposes of this paragraph (b)(1), a member of an audit committee of a listed issuer that is not an investment company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee:

(A) Accept directly or indirectly any consulting, advisory, or other compensatory fee from the issuer or any subsidiary thereof, provided that, unless the rules of the national securities exchange or national securities association provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the listed issuer (provided that such compensation is not contingent in any way on continued service); or

(B) Be an affiliated person of the issuer or any subsidiary thereof.

(iii) Independence requirements for investment company issuers. In order to be considered to be independent for purposes of this paragraph (b)(1), a member of an audit committee of a listed issuer that is an investment company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee:

(A) Accept directly or indirectly any consulting, advisory, or other compensatory fee from the issuer or any subsidiary thereof, provided that, unless the rules of the national securities exchange or national securities association provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the listed issuer (provided that such compensation is not contingent in any way on continued service); or

(B) Be an “interested person” of the issuer as defined in section 2(a)(19) of the Investment Company Act of 1940 (15 U.S.C. 80a-2(a)(19)).

(iv) Exemptions from the independence requirements.

(A) For an issuer listing securities pursuant to a registration statement under section 12 of the Act (15 U.S.C. 78l), or for an issuer that has a registration statement under the Securities Act of 1933 (15 U.S.C. 77a et seq.) covering an initial public offering of securities to be listed by the issuer, where in each case the listed issuer was not, immediately prior to the effective date of such registration statement, required to file reports with the Commission pursuant to section 13(a) or 15(d) of the Act (15 U.S.C. 78m(a) or 78o(d)):

(1) All but one of the members of the listed issuer’s audit committee may be exempt from the independence requirements of paragraph (b)(1)(ii) of this section for 90 days from the date of effectiveness of such registration statement; and

(2) A minority of the members of the listed issuer’s audit committee may be exempt from the independence requirements of paragraph (b)(1)(ii) of this section for one year from the date of effectiveness of such registration statement.

(B) An audit committee member that sits on the board of directors of a listed issuer and an affiliate of the listed issuer is exempt from the requirements of paragraph (b)(1)(ii)(B) of this section if the member, except for being a director on each such board of directors, otherwise meets the independence requirements of paragraph (b)(1)(ii) of this section for each such entity, including the receipt of only ordinary-course compensation for serving as a member of the board of directors, audit committee or any other board committee of each such entity.

(C) An employee of a foreign private issuer who is not an executive officer of the foreign private issuer is exempt from the requirements of paragraph (b)(1)(ii) of this section if the employee is elected or named to the board of directors or audit committee of the foreign private issuer pursuant to the issuer’s governing law or documents, an employee collective bargaining or similar agreement or other home country legal or listing requirements.

(D) An audit committee member of a foreign private issuer may be exempt from the requirements of paragraph (b)(1)(ii)(B) of this section if that member meets the following requirements:

(1) The member is an affiliate of the foreign private issuer or a representative of such an affiliate;

(2) The member has only observer status on, and is not a voting member or the chair of, the audit committee; and

(3) Neither the member nor the affiliate is an executive officer of the foreign private issuer.

(E) An audit committee member of a foreign private issuer may be exempt from the requirements of paragraph (b)(1)(ii)(B) of this section if that member meets the following requirements:

(1) The member is a representative or designee of a foreign government or foreign governmental entity that is an affiliate of the foreign private issuer; and

(2) The member is not an executive officer of the foreign private issuer.

(F) In addition to paragraphs (b)(1)(iv)(A) through (E) of this section, the Commission may exempt from the requirements of paragraphs (b)(1)(ii) or (b)(1)(iii) of this section a particular relationship with respect to audit committee members, as the Commission determines as the Commission determines appropriate in light of the circumstances.

PROXY

MICROVlSlON, INC.

Annual Meeting, June 9, 2004

PROXY SOLICITED BY BOARD OF DIRECTORS

The Annual Meeting of Shareholders of Microvision, Inc.

will be held on June 9, 2004, at 9:00 a.m., Pacific Daylight Time, at the

Meydenbauer Center,

11100 Northeast Sixth Street, Bellevue, Washington

The undersigned hereby appoints Richard F. Rutkowski, Richard A. Raisig, and Thomas M. Walker, and each of them, each with power to appoint his substitute, as proxies to vote and act at the annual meeting of shareholders of Microvision, Inc. (the “Company”) to be held on June 9, 2004, or any adjournment or postponement thereof with respect to the number of shares of common stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies to vote as designated below on the matters specified below, as described in the accompanying notice of annual meeting and proxy statement, receipt of which is acknowledged. All proxies previously given by the undersigned in respect of the annual meeting are hereby revoked.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

MICROVISION, INC.

June 9, 2004

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ê

The Board of Directors recommends a vote FOR each of the following matters:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. The election of 8 directors.	The shares represented by this proxy will be voted as specified above, but if no specification is made, this proxy will be voted FOR the nominees for director. The proxies may vote in their discretion as to other matters that may come before this meeting or any adjournment or postponement thereof.
NOMINEES:
☐	FOR ALL NOMINEES	☐ Richard F. Rutkowski ☐ Stephen R. Willey ☐ Jacqueline Brandwynne ☐ Richard A. Cowell ☐ Slade Gorton ☐ Walter J. Lack ☐ Robert A. Ratliffe ☐ Dennis Reimer
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See Instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ■

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder                                               Date:                           Signature of Shareholder                                       Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.